Lightbridge®

Advanced Nuclear Fuel Technology for New and Existing Reactors

Improving reactor safety and economics

NASDAQ : LTBR

February 2021

Safe Harbor Statement

With the exception of historical matters, the matters discussed in this presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing and outcome of research and development activities and other steps to commercialize Lightbridge Fuel™, future developments regarding SMRs, the future development and utilization of nuclear power, government support and funding for nuclear power, and the Company's anticipated financial resources and position, including the adequacy of the Company's current cash for operations to the end of 2021. These statements are based on current expectations on the date of this presentation and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to: the Company's ability to commercialize its nuclear fuel technology; the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; the Company's ability to manage its business effectively in a rapidly evolving market; changes in the political environment; risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people, economies, and the Company's ability to access capital markets; as well as other factors described in Lightbridge's filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

At Lightbridge we are developing a way to impact the world's climate and energy problems <u>soon enough to make a difference</u>.



Lightbridge - Pioneering Advanced Nuclear Fuel

Leading developer of nuclear fuel technology for current and future reactors that enhances economics, proliferation resistance, and safety of nuclear power, operating about 1000 °C cooler than standard fuel

Backed by a Well-Respected Patent Portfolio

We have built a significant portfolio of patents reflecting years of research and development, which continues to be a strategic focus. These patents and our trade secrets will help safeguard our intellectual property, which is an integral element of the Company's plans to monetize Lightbridge Fuel™.

Positioned to enable carbon-free energy applications that expand current use missions

Incorporating Lightbridge Fuel™ with other advanced nuclear technologies can fast-track nuclear-supported energy that meets future need and fulfills climate goals.

Ticker: LTBR (NASDAQ)
Corporate HQ: Reston, VA
Debt: None

Lightbridge

Key Business Drivers

Bipartisan government support through legislation, financial investment and policy change has spurred a race for nuclear innovation.
Lightbridge was awarded its first DOE funding award in late 2019, with additional funding opportunities available.

$20+ billion addressable market for current worldwide nuclear reactor fleet.
Lightbridge Fuel™ is designed to operate with nearly every reactor in the world, including those under construction and planned. Lightbridge Fuel™ is also usable in coming small modular reactors.

Lightbridge Fuel™ increases safety and capacity while reducing carbon emissions and operator costs.
The world's energy and climate demands will be met as nuclear energy becomes a bigger part of the energy-generating mix.

Lightbridge has built a significant portfolio of patents in numerous countries, reflecting years of research and development.
The new patents will help safeguard the Company's intellectual property, which is an integral element of the Company's plans to monetize Lightbridge Fuel™.

Lightbridge Fuel™ is well-positioned to enable advanced nuclear energy applications that expand its current use missions.
Lightbridge Fuel™ is a nimble technology that's reimagining applications of nuclear power to deliver clean, reliable energy.

Lightbridge Fuel™

Highlights of Lightbridge Fuel™


Cladding
Fuel Core
Displacer

Metallic high-assay low-enriched uranium (HALEU) fuel for power uprates and longer fuel cycles; improves flexibility of fleet operations

Large Market
Lightbridge Fuel™ is designed to work in new and in existing reactors.

Waste Reduction
There is less spent fuel per plant output when using Lightbridge Fuel™. The spent fuel is useless for weapons purposes.

Improved Safety
A key safety feature of Lightbridge Fuel™ is that the internal temperature is 1,000°C cooler than current fuel. It does not reach the appropriate temperature needed to generate hydrogen gas in design basis accidents.

Improved Economics
Our fuel increases power output and extends the length of the fuel cycle. Lightbridge Fuel™ also offers the lowest cost to add reliable electricity to the grid.

Quicker Ramp-Rate for Load Following
Lightbridge Fuel™ offers a better solution for pairing on the electric grid with renewables, potentially replacing natural gas plants and coal plants on the same site, with zero carbon emissions.

Lightbridge Fuel™ Features

- **Absence of spacer grids** reduces core pressure drop by ~50% which improves natural circulation of the water coolant
- **Metallurgical bond** between fuel components significantly reduces cladding breach due to fuel-cladding mechanical interactions
- **Increased cladding thickness** at lobes increases the durability of the fuel at the contact points
- **Absence of fuel-clad gap** eliminates the mechanism for widespread coolant-cladding interaction on the inner cladding surface
- **Coextrusion fabrication process** eliminates several possible sources of manufacturing defects (e.g., pellet chipping)



Cross-section of tri-lobe fuel sample for hexagonal fuel assembly

Lightbridge Innovation: Designed for Safety



1250 °C
Conventional
Fuel
360 °C
Lightbridge
Fuel
Average internal temperature

The temperature down the center of Lightbridge Fuel™ is ~1000 °C cooler than the center of standard nuclear fuel; and with increased fuel rod surface area, there is significantly more margin to fuel failure.



- ✓ Metal fuel has better heat transfer
- ✓ Reduces fuel operating temperature
- ✓ Does not generate hydrogen gas under design basis accidents
- ✓ Buys more time to restore active cooling during accidents
- ✓ Improves non-proliferation benefits of used fuel
- ✓ Enhances structural integrity of the fuel

When approving planned irradiation of Lightbridge fuel at Halden, the Norwegian Radiation Protection Authority (NRPA) noted the safety advantages of Lightbridge metallic fuel, including much better thermal conductivity than oxide fuel, which contributes to significantly lower centerline temperatures in the fuel as compared to oxide fuel, and reduced likelihood for a release of fission products should a cladding breach occur.

Jan. 12, 2016

Statens strålevern

How We Design Safer Fuel

Fabrication

The three components of Lightbridge Fuel™ are metallurgically bonded during the fabrication process. This bonding **improves fuel rod integrity and thermal conductivity** and **eliminates a source of fission product release** in the event of a bonded barrier breach, **<u>reducing radiation exposure to plant workers</u>**.

Shape

Helical multi-lobe fuel rod – increased fuel surface area and shorter distance for heat generated in the fuel rod to reach the water **improves coolability of the fuel**. Swelling occurs primarily in the valleys between the lobes, maintaining the fuel rod diameter.



Metallurgically bonded barrier
Fuel core
Swelling area
Displacer
More surface area
Shorter path for heat to escape

Materials

1. Displacer: contains burnable poison alloys for neutronics control.
2. Fuel core: uranium-zirconium alloy, high thermal conductivity, low irradiation-induced swelling.
3. Metallurgically bonded barrier: corrosion-resistant zirconium-niobium alloy, variable thickness provides increased protection at lobe tips.

Operations

Low fuel operating temperature, fission products behave like solids and remain where they are created. **<u>No fission product release is anticipated during design basis events.</u>**

Robust Patent Portfolio Protects Return on Investment

Lightbridge has invented and developed its technology to meet the needs of the growing energy marketplace, backed by a powerful worldwide patent portfolio of **197 issued and pending patents**

- Expanding our patent portfolio continues to be a strategic focus for Lightbridge
- In 2020, we successfully obtained **6 new patents worldwide**
- These new patents will help safeguard the Company's intellectual property, which is an integral element of the Company's plans to monetize Lightbridge Fuel™

Patents related to the following core areas:

- *Fabrication Method Using the Casting Route*
- *Fabrication Method Using the Powder Metallurge Route*
- *All-Metal Fuel Assembly Design (i.e., No Oxide Rods in the Outer Row)*
- *Multi-Lobe Metallic Fuel Rod Design*

Timeline of Events & Milestones for Lightbridge Fuel™


2010 Lightbridge announced initial concept of metallic fuel as the optimal way for power uprates and longer fuel cycles
2011 NUFAB established
2012 Siemens Industry completed an independent economic study confirming economic benefits of Lightbridge Fuel™ for power uprates and longer fuel cycles
2013 Lightbridge began developing fuel rod fabrication methods
2014 Lightbridge is granted first key U.S. patent for its metallic fuel rod design
2019 Lightbridge awarded GAIN voucher for testing at INL
2022 Fabrication of fuel samples
2023 Start of fuel material sample irradiation testing in a test reactor
2025 End of fuel material sample irradiation testing in a test reactor

The Opportunity for Lightbridge (Today's Reactors)

$60 Million Annual Gross Revenue Increase to Utility Per Large Pressurized Water Reactor


$48M
$8M
$4M
10%
uprate
24-month cycle
Fewer outages

$60 million*

per 1,100 MWe reactor
incremental annual revenue to utility with Lightbridge 10% power uprate fuel

Does not include the added economic benefits of carbon credits or cost to utility of buying replacement power during an outage

* Assumes wholesale power price of $55/MWh, which is the average wholesale power price in the U.S. over the past decade. Based on our discussions with regulated utilities, we believe this as the benchmark they would likely use in their long-term investment decisions as license extensions can add 20 years to the operating life of a nuclear power plant, while building new plants have about a 60-year operating life. Utilities are now exploring with the NRC extending operating licenses to 100 years.

Nuclear Utility Fuel Advisory Board (NUFAB)

Nuclear Utility Fuel Advisory Board (NUFAB) has represented the voice of the customer in Lightbridge Corporation's development and commercialization activities. The NUFAB is made up of senior fuel managers from utility companies, representing about half of the installed U.S. nuclear capacity

Dominion

DUKE ENERGY

Exelon Generation

Southern Company

The Opportunities for Lightbridge
(New Applications)

Lightbridge Fuel™ in Small Modular Reactors of the Future


Existing and new Reactors currently running
Generation IV Reactors
Small Modular Reactors (SMRs)[1]
Fusion

Lightbridge Fuel™ could help with licensing of:

- Fewer personnel in control room
- Fewer security personnel
- Emergency planning zone limited to site boundary (rather than paying for emergency services for a much larger radius)

Lightbridge Fuel™ is expected to **significantly improve the economic case for Small Modular Reactors (SMRs)**. An SMR can be added to each site that had a coal power plant, given the electrical switchyard already on the site, bringing employment back to the site. There can be massive manufacturing of the SMRs in the US for domestic and export markets and then ongoing manufacturing in the US of fuel—for domestic and export markets. There will also need to be infrastructure development on each site to accommodate the SMRs that will be shipped from factories.

[1] Pressurized water reactors and boiling water reactors

Lightbridge Fuel™ Can Offer Superior Ramp Rate for Load Following in SMRs – Facilitates Versatile and Efficient Use of Carbon-Free Energy at Greater Scale



Traditional Reactors
SMR with Lightbridge Fuel™

- SMRs powered with Lightbridge Fuel™ are expected to have a vastly improved load following ramp rate compared to traditional reactors
- May allow SMRs to work more efficiently in different missions, including replacing natural gas plants to back-up renewables



SMR with Lightbridge Fuel™
Case Study: SMR designed to optimize 30% power uprate from Lightbridge Fuel may be used to produce zero-carbon liquid hydrogen-based fuels, utilizes existing oilfield pipeline infrastructure in **providing carbon-free energy**, while load following with renewables
Electrolysis to produce hydrogen
Uses existing pipelines
Stabilizes wind and solar farms
Can be used in hard-to-decarbonize sectors, including aviation, shipping, cement and steel production, heavy trucks, and trains

Plutonium-Zirconium Fuel Opportunity

- START Treaty extended an additional five years
- Biden administration hopes for negotiations to reduce the numbers of nuclear weapons
- This could lead to a need to reduce excess weapons plutonium stockpiles in the U.S.



- Lightbridge is studying the potential for a variant of Lightbridge Fuel™ that would replace HALEU with plutonium zirconium material – which is already included in our patent portfolio

- Lightbridge Fuel™ already presents an improved safety profile compared to existing fuel; a plutonium variant can address the proper disposing of plutonium from weapons and current and future waste from reactors

- Possible alternative to failed U.S. Mixed Oxide (MOX) Program

Renewables will Provide a Small Portion of Global Energy Needs in 2050 - an Opportunity for Nuclear Power to Support Carbon-Free Initiatives

Total contribution of energy sources in 30 years at current pace:

Cubic Miles of Oil (CMO)	Renewables	Nuclear	Total Contribution
1 CMO	82%	28%	110% (or 1.1 CMO)
9 CMOs[1]	9%	3%	12%

88% from ???

- The world will need about 2.4 times as much the total amount of energy in 2050 than what is used today.[2]
- Nuclear generation today provides about 10% of the total world electricity and around 4.5% of the total world energy consumed.[3]
- Today, there are about 442 operable power reactors, of which about 400 are operating. The others are shut down, mostly in Japan.[4]

[1] Our estimate of total world energy needs in 2050, based on CMO model by SRI International.
[2] Based on projections from "Researchers predict global energy needs will increase 25% by 2050" (2019, July 29) retrieved 25 February 2020 from https://phys.org/news/2019-07-global-energy.html. ~25% just for climate warming; 1.4 to 4 times for socioeconomic development.
[3] Around 4.5% is from BP Statistical Review of World Energy 2019 | 68th edition, page 9
[4] IAEA by BNEF presentation "Nuclear in the Next Decade: It is Darkest Before the Dawn", Dec. 4, 2019, slide 6/59

Leveraging Bipartisan Support for Advanced Nuclear

Awarded GAIN Contract with US Department of Energy

- Won GAIN voucher, our first DOE funding award in December 2019
- Signed Cooperative Research and Development Agreement (CRADA) with Battelle Energy Alliance, LLC, the operating contractor of INL, in collaboration with DOE in April 2020
- Total project is $845,000, with 3/4 paid by DOE
- Remainder comprised of in-kind, non-cash contributions from Lightbridge

GAIN Gateway for Accelerated Innovation in Nuclear

In terms of the size of the GAIN voucher, the DOE states that it only allocates awards **over $500,000** *"**in cases with a clear need and involving a truly exceptional technology or innovation**."*

Scope of the project (12 months in duration)

- ✓ Experiment design for irradiation of metallic fuel material samples in the Advanced Test Reactor at Idaho National Lab
- ✓ Lightbridge will establish the test plan for the measurement of key thermo-physical properties of our fuel materials both before and after irradiation
- ✓ INL will perform the detailed design and establish the safety case for the experiment in the Advanced Test Reactor
- ✓ Expected to lead to the complete design and safety case needed for insertion of our fuel material samples into the Advanced Test Reactor

Robust Bipartisan Federal Legislation for Nuclear

Nuclear energy benefits from strong bipartisan support in U.S. Congress.

- **Currently, there are 86 bills* related to nuclear power under consideration in the US Congress:**
  - Sponsored by Democrats: 53
  - Sponsored by Republicans: 32
- **Advanced Nuclear Fuel Availability Act** (passed in the House on September 9, 2019)
- **Nuclear Energy Renewal Act of 2019** (introduced into Congress on July 31, 2019)
- **Nuclear Energy Leadership Act** (introduced into Congress on June 18, 2019)



*GovTrack Data as of January 1, 2021

Nuclear Fuel Working Group Report

- Commitments towards federal funding of R&D for advanced fuels and HALEU
- Complete HALEU enrichment demonstration program, and fund advanced water treatment technology for uranium mining and in-situ recovery
- Fund the R&D for domestic origin commercial fuel replacements for international sale for use in foreign-origin reactors, including Accident Tolerant Fuel


RESTORING AMERICA'S COMPETITIVE
NUCLEAR ENERGY ADVANTAGE
A strategy to assure U.S. national security
U.S. DEPARTMENT OF
ENERGY

The Nuclear Fuel Working Group report was issued on April 23, 2020.

Lightbridge's technology is aligned with US government goals, enabling policies outlined in the report, because of the design of Lightbridge Fuel™

Advanced Nuclear Technology Race Poses Unique Opportunities for Lightbridge

Government support through legislation, financial investment and policy change has spurred **A RACE FOR NUCLEAR INNOVATION**



The reasons for this are bipartisan, forward thinking, and highly lucrative for the winner

STRATEGIC		GLOBAL LEADERSHIP ON CLIMATE CHANGE
• Critical infrastructure resilience enabled through nuclear energy • 100-year foreign policy relationships • Workforce and supplier base	Advanced Nuclear Technology firms, including Lightbridge poised to benefit	• Climate goals can only be met with an energy generating mix that includes growth in nuclear power • US companies poised to be global suppliers of solutions to prevent climate change • US manufacturing jobs

According to the Nuclear Fuel Working Group report, "The United States is missing out on a nuclear reactor market that the US Department of Commerce (DOC) estimates is valued at $500-740 billion over the next 10 years."

Lightbridge

Financial Overview

Strong Financial Positioning

- No debt
- Minimal trade payables
- Strategic cost-cutting was instituted in Q2 2020
- Projected quarterly cash burn $1 million, reduced 7% since cost cutting measures were instituted

Future Sources of Working Capital:

- Future anticipated government support following current GAIN voucher (non-dilutive)

Unaudited Condensed Consolidated Balance Sheets

	September 30, 2020	December 31, 2019
ASSETS		
Current Assets		
Cash and cash equivalents	$ 17,410,899	$ 17,958,989
Other receivable from joint venture	—	400,000
Prepaid expenses and other current assets	164,652	47,371
Total Current Assets	17,575,551	18,406,360
Other Assets		
Patent costs	1,825,326	1,798,484
Total Assets	$ 19,400,877	$ 20,204,844
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current Liabilities		
Accounts payable and accrued liabilities	$ 1,815,791	$ 350,299
Total Current Liabilities	1,815,791	350,299
Stockholders' Equity		
Preferred stock:		
Convertible Series A preferred shares	712	757
Convertible Series B preferred shares	2,667	2,667
Common stock	4,417	3,252
Additional paid-in capital	139,121,290	133,932,615
Accumulated deficit	(121,544,000)	(114,084,746)
Total Stockholders' Equity	17,585,086	19,854,545
Total Liabilities and Stockholders' Equity	$ 19,400,877	$ 20,204,844

Seasoned Nuclear Industry Leadership Team

Ambassador Thomas Graham Jr. - Chairman of the Board of Directors

Former Special Representative of the President of the for Arms Control, Non-proliferation and Disarmament, current Co-Chairman of the Atlantic Council's Nuclear Energy and National Security Coalition.

Seth Grae, President and Chief Executive Officer - Director

Member of Civil Nuclear Trade Advisory Committee (CINTAC) to the U.S. Secretary of Commerce, Nuclear Energy Institute's Board of Directors, Nuclear Security Working Group, Nuclear Energy and National Security Coalition, Working Group on Climate, Nuclear, and Security Affairs of the Council on Strategic Risks, Virginia Nuclear Energy Consortium Board of Directors.

Victor Alessi, Ph.D. - Director

President Emeritus of the U.S. Industry Coalition, former director of the Office of Arms Control and Nonproliferation in the U.S. Department of Energy, *Governing Board of the International Science and Technology Center, Chairman of Science and Technology Center in Ukraine.*

Daniel Magraw Jr. - Director

President Emeritus of the Center for International Environmental Law, Senior Fellow at the Foreign Policy Institute at Johns Hopkins School of Advanced International Studies, former Director of the International Environmental Law Office of the U.S. Environmental Protection Agency, member of the Trade and Environment Policy Advisory Committee to the Office of the U.S. Trade Representative.

Kathleen Kennedy Townsend – Director

Managing Director and Senior Advisor at Rock Creek Group, Special Advisor at the U.S. State Department, Research Professor at the McCourt School of Public Policy at Georgetown University, former Deputy Assistant Attorney General of the United States, first woman Lt. Governor of Maryland.

Andrey Mushakov, Ph.D., Executive Vice President, Nuclear Operations

Oversees Lightbridge's nuclear fuel technology development, including a successful effort that resulted in a voucher award from the U.S. Department of Energy's Gateway for Accelerated Innovation in Nuclear program to support development of Lightbridge fuel in collaboration with Idaho National Laboratory.

Larry Goldman, C.P.A., Chief Financial Officer

Former Audit Assurance Partner for Livingston Wachtell & Co., LLP with over 20 years of experience in assurance, tax and advisory services.

Why Invest in Lightbridge?

Lightbridge Fuel™ is well-positioned to enable advanced nuclear energy applications that expand its current use missions
Lightbridge Fuel™ is a nimble technology that's reimagining applications of nuclear power to deliver clean, reliable energy.

Bipartisan government support through legislation, financial investment and policy change has spurred a race for nuclear innovation
Lightbridge was awarded its first DOE funding award in late 2019, with additional funding opportunities available.

$20+ billion addressable market for current worldwide nuclear reactor fleet
Lightbridge Fuel™ is designed to operate with nearly every reactor in the world, including those under construction and planned. Lightbridge Fuel™ is also usable in coming small modular reactors.

Lightbridge Fuel™ increases safety and capacity while reducing carbon emissions and operator costs
The world's energy and climate demands will be met as nuclear energy becomes a bigger part of the energy-generating mix.

Lightbridge has built a significant portfolio of patents in numerous countries, reflecting years of research and development
The new patents will help safeguard the Company's intellectual property, which is an integral element of the Company's plans to monetize Lightbridge Fuel™.

Lightbridge

Advanced Nuclear Fuel Technology for Current and Small Modular Reactors

Improving reactor safety and economics

Lightbridge Corporation
www.Ltbridge.com
Twitter: @LightbridgeCorp
www.Linkedin.com/company/Ltbridge
ir@Ltbridge.com

11710 Plaza America Drive
Suite 2000
Reston, Virginia 20190 USA

NASDAQ : LTBR

Appendix:
World-Class Consulting

New-Build Programs

Specialists in Initial Phases of New-Build Programs. In our experience, nuclear projects succeed or fail in the first five years and investment in program planning pays very large dividends in future success. Our primary services focus on:


Roadmap for Success

Deciding to proceed with a nuclear power program

- Economic analysis with least-cost energy model of nuclear and alternatives
- Site suitability study: identification and ranking of potential sites

Program Planning

- Program strategy development
- National nuclear power program deployment workplan, schedule, and risk analysis
- Resource requirements, sourcing, and development plan

Political Advice

- National nuclear policy development support
- Advice and support relating to nuclear cooperation agreements

New-Build Programs



Procuring Nuclear Power Plants

- Develop commercial strategy
- Prepare technical bid specifications
- Support nuclear power plant procurement negotiations



Regulatory Development and International Obligations

- Required amendments to the nuclear law and regulatory framework
- Organization and administrative development
- Human resource staffing and development: requirements, recruiting, training and education, staff development plans
- Develop management systems, processes and procedures
- Develop regulations, guidance documents
- Assistance with international obligations reporting and management


News

Public Communications

- Prepare communications strategy and material to boost public support

Lightbridge Advisory Experience

Selected Examples:



Emirates Nuclear Energy Corporation (ENEC) Program Office Support

Lightbridge assisted ENEC from its inception to become an effective and efficient program delivery organization. We supported the nuclear power plant prime contractor selection, and provided corporate support in contract management, contractor oversight, program management, risk management, corporate business planning, performance measurement, IAEA compliance, knowledge management, localization and fuel cycle strategy.

UAE Federal Authority for Nuclear Regulation(FANR) Nuclear Regulatory Organization Support

Lightbridge provided strategic and technical support for the UAE's nuclear regulatory authority, helping to make it a capable body in a very short period of time. Our work included development of regulations, guides, plans, procedures, and training incorporating the best elements of many international regulatory regimes. We also provided strategic advice and assistance in the design, implementation and management of the regulatory authority and supported certain project management and execution activities related to the development of the organization including: organizational structure, management model, recruiting, and strategic decision making.